EXHIBIT 10.2
January 16, 2008
Merritt Alberti
RE: Employment Agreement
Dear Merritt:
Welcome to Callidus!
This is a letter of understanding that outlines the main details associated to your compensation as part of the of the Compensation Technology & Callidus acquisition transition.
Compensation (effective January 16, 2008)
Job Title: VP Americas Implementation & Configuration
Base Salary $210,000.00
Bonus: 50%
Stock: 20,000 Virginia Sajor (Stock Administration) will be sending you a letter outlining the terms of your award.
The Company is an “at will” employer, which means that the employment relationship may be terminated at any time by either the Company or by you, with or without notice and with or without cause.
Should you be involuntarily terminated other than for cause at any time, you shall receive a 6-month base pay severance payment in return for signing a full release of rights.
Further transition actions are in the planning stages such as a formal migration to Callidus benefits, 401K and ESPP programs. We will send out announcements and more details on migration plans as they develop.
Please let me know if you have any questions. I wish you the best of luck and welcome you to the Callidus team.
Sincerely,
/s/ Leslie Bowers
Leslie Bowers
Vice President Human Resources
Callidus Software Inc.

	/s/ Merritt Alberti	1-16-08
Agreed and Accepted:		Date:

Return to:
Michele Sasser
Cc: Bob Conti
     Compensation Technology file